Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2025

FOX REPORTS THIRD QUARTER FISCAL 2025
REVENUES OF $4.37 BILLION,
NET INCOME OF $354 MILLION, AND
ADJUSTED EBITDA OF $856 MILLION

NEW YORK, NY, May 12, 2025 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months ended March 31, 2025.

The Company reported total quarterly revenues of $4.37 billion, an increase of $924 million or 27% from the amount reported in the prior year quarter. Affiliate fee revenues increased 3%, driven by 4% growth at the Television segment and 3% growth at the Cable Network Programming segment. Advertising revenues increased 65%, primarily due to the impact of Super Bowl LIX, continued digital growth led by the Tubi AVOD service, and stronger news ratings and pricing. Other revenues increased 20%, primarily due to higher sports sublicensing revenues.

The Company reported quarterly net income of $354 million as compared to the $704 million reported in the prior year quarter. Net income attributable to Fox Corporation stockholders was $346 million ($0.75 per share) as compared to the $666 million ($1.40 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $507 million ($1.10 per share) as compared to the $520 million ($1.09 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $856 million as compared to the $891 million reported in the prior year quarter, as the revenue increase noted above was more than offset by higher expenses. The increase in expenses was primarily due to higher sports programming rights amortization and production costs driven by the broadcast of Super Bowl LIX and higher digital content and marketing costs.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“Our strong fiscal third quarter underscored the central role FOX plays in informing and entertaining America, and our financial performance, highlighted by record free cash flow, once again illustrates the strength of the FOX platform. Whether it is our market leading coverage of a sustained, active news cycle or our broadcast of a record-breaking Super Bowl, we deliver for our audiences, advertisers and distribution partners. We are confident that our best-in-class assets, deliberate strategy and robust balance sheet position us strongly to drive long-term value for our shareholders.”
1 Excludes net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments. See Note 1 for a description of adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income attributable to Fox Corporation stockholders and earnings per share attributable to Fox Corporation stockholders to adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2025

REVIEW OF OPERATING RESULTS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
	$ Millions
Revenues by Component:

Affiliate fee	$2,005	$1,938	$5,748	$5,465
Advertising	2,036	1,235	5,787	4,437
Other	330	274	1,478	986
Total revenues	$4,371	$3,447	$13,013	$10,888

Segment Revenues:

Cable Network Programming	$1,636	$1,472	$5,398	$4,517
Television	2,704	1,938	7,618	6,260
Corporate and Other	58	53	181	156
Eliminations	(27)	(16)	(184)	(45)
Total revenues	$4,371	$3,447	$13,013	$10,888

Adjusted EBITDA:

Cable Network Programming	$878	$819	$2,283	$1,990
Television	60	145	637	358
Corporate and Other	(82)	(73)	(235)	(238)
Adjusted EBITDA[3]	$856	$891	$2,685	$2,110

Depreciation and amortization:

Cable Network Programming	$24	$20	$69	$57
Television	28	29	87	86
Corporate and Other	43	49	127	148
Total depreciation and amortization	$95	$98	$283	$291

3 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2025

CABLE NETWORK PROGRAMMING

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
	$ Millions
Revenues
Affiliate fee	$1,135	$1,104	$3,248	$3,140
Advertising	372	296	1,153	934
Other	129	72	997	443
Total revenues	1,636	1,472	5,398	4,517
Operating expenses	(601)	(499)	(2,657)	(2,090)
Selling, general and administrative	(158)	(158)	(467)	(449)
Amortization of cable distribution investments	1	4	9	12
Segment EBITDA	$878	$819	$2,283	$1,990

Cable Network Programming reported quarterly segment revenues of $1.64 billion, an increase of $164 million or 11% from the amount reported in the prior year quarter. Affiliate fee revenues increased $31 million or 3% as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenues increased $76 million or 26%, primarily due to higher news ratings, pricing and digital advertising revenues. Other revenues increased $57 million or 79%, primarily due to higher sports sublicensing revenues.

Cable Network Programming reported quarterly segment EBITDA of $878 million, an increase of $59 million or 7% from the amount reported in the prior year quarter, primarily due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was driven by higher sports programming rights amortization and production costs.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2025

TELEVISION

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
	$ Millions
Revenues
Advertising	$1,664	$939	$4,634	$3,503
Affiliate fee	870	834	2,500	2,325
Other	170	165	484	432
Total revenues	2,704	1,938	7,618	6,260
Operating expenses	(2,359)	(1,540)	(6,191)	(5,178)
Selling, general and administrative	(285)	(253)	(790)	(724)
Segment EBITDA	$60	$145	$637	$358

Television reported quarterly segment revenues of $2.70 billion, an increase of $766 million or 40% from the amount reported in the prior year quarter. Advertising revenues increased $725 million or 77%, primarily due to the impact of Super Bowl LIX, and continued digital growth led by the Tubi AVOD service. Affiliate fee revenues increased $36 million or 4%, driven by higher average rates at the Company's owned and operated television stations and increases in fees from third-party FOX affiliates. Other revenues increased $5 million or 3%, primarily due to higher content revenues.

Television reported quarterly segment EBITDA of $60 million, as compared to the $145 million reported in the prior year quarter, as the revenue increase noted above was more than offset by higher expenses. The increase in expenses was primarily due to higher sports programming rights amortization and production costs driven by the broadcast of Super Bowl LIX and higher digital content and marketing costs.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2025

SHARE REPURCHASE PROGRAM

As of March 31, 2025, the Company has repurchased approximately $5.35 billion of its Class A common stock and approximately $1 billion of its Class B common stock, with a remaining authorization of $650 million. During the quarter, the Company repurchased approximately $250 million of its Class A common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.
CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Charlie Costanzo, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7908	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2025

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
	$ Millions, except per share amounts

Revenues	$4,371	$3,447	$13,013	$10,888

Operating expenses	(2,965)	(2,050)	(8,759)	(7,305)
Selling, general and administrative	(551)	(510)	(1,578)	(1,485)
Depreciation and amortization	(95)	(98)	(283)	(291)
Restructuring, impairment and other corporate matters	(55)	(15)	(251)	(24)
Equity losses of affiliates	(18)	(2)	(11)	—
Interest expense, net	(55)	(55)	(185)	(169)
Non-operating other, net	(158)	244	156	39
Income before income tax expense	474	961	2,102	1,653
Income tax expense	(120)	(257)	(528)	(419)
Net income	354	704	1,574	1,234
Less: Net income attributable to noncontrolling interests	(8)	(38)	(28)	(52)
Net income attributable to Fox Corporation stockholders	$346	$666	$1,546	$1,182

Weighted average shares:	461	475	462	484

Net income attributable to Fox Corporation stockholders per share:	$0.75	$1.40	$3.35	$2.44

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2025

CONSOLIDATED BALANCE SHEETS

	March 31, 2025	June 30, 2024
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,815	$4,319
Receivables, net	3,252	2,364
Inventories, net	455	626
Other	227	192
Total current assets	8,749	7,501

Non-current assets:
Property, plant and equipment, net	1,660	1,696
Intangible assets, net	3,030	3,038
Goodwill	3,639	3,544
Deferred tax assets	2,712	2,878
Other non-current assets	3,577	3,315
Total assets	$23,367	$21,972

Liabilities and Equity:
Current liabilities:
Borrowings	$600	$599
Accounts payable, accrued expenses and other current liabilities	2,967	2,353
Total current liabilities	3,567	2,952

Non-current liabilities:
Borrowings	6,601	6,598
Other liabilities	1,333	1,366
Redeemable noncontrolling interests	228	242
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	2	2
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,628	7,678
Retained earnings	3,999	3,139
Accumulated other comprehensive loss	(105)	(107)
Total Fox Corporation stockholders’ equity	11,526	10,714
Noncontrolling interests	112	100
Total equity	11,638	10,814
Total liabilities and equity	$23,367	$21,972

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2025

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2025	2024
	$ Millions
Operating Activities:
Net income	$1,574	$1,234
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	283	291
Amortization of cable distribution investments	9	12
Restructuring, impairment and other corporate matters	168	24
Equity-based compensation	97	69
Equity losses of affiliates	11	—
Cash distributions received from affiliates	13	—
Non-operating other, net	(156)	(39)
Deferred income taxes	165	152
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(906)	(317)
Inventories net of programming payable	691	(220)
Accounts payable and accrued expenses	(26)	(178)
Other changes, net	(112)	(87)
Net cash provided by operating activities	1,811	941

Investing Activities:
Property, plant and equipment	(212)	(233)
Acquisitions, net of cash acquired	(91)	—
Purchase of investments	(79)	(99)
Other investing activities, net	(25)	8
Net cash used in investing activities	(407)	(324)

Financing Activities:
Repayment of borrowings	—	(1,250)
Borrowings	—	1,232
Repurchase of shares	(750)	(750)
Dividends paid and distributions	(267)	(272)
Other financing activities, net	109	(58)
Net cash used in financing activities	(908)	(1,098)

Net increase (decrease) in cash and cash equivalents	496	(481)
Cash and cash equivalents, beginning of year	4,319	4,272
Cash and cash equivalents, end of period	$4,815	$3,791

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2025

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income attributable to Fox Corporation stockholders and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended March 31, 2025 and 2024:

	Three Months Ended
	March 31, 2025		March 31, 2024
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income attributable to Fox Corporation stockholders	$346	$0.75	$666	$1.40

Restructuring, impairment and other corporate matters	55	0.12	15	0.03

Non-operating other, net	158	0.34	(244)	(0.51)

Tax provision	(52)	(0.11)	52	0.11

Noncontrolling interest adjustment	—	—	31	0.07

Rounding	—	—	—	(0.01)

As adjusted	$507	$1.10	$520	$1.09

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2025

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Restructuring, impairment and other corporate matters, Equity earnings (losses) of affiliates, Interest expense, net, Non-operating other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect Net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and nine months ended March 31, 2025 and 2024:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
	$ Millions
Net income	$354	$704	$1,574	$1,234
Add:
Amortization of cable distribution investments	1	4	9	12
Depreciation and amortization	95	98	283	291
Restructuring, impairment and other corporate matters	55	15	251	24
Equity losses of affiliates	18	2	11	—
Interest expense, net	55	55	185	169
Non-operating other, net	158	(244)	(156)	(39)
Income tax expense	120	257	528	419
Adjusted EBITDA	$856	$891	$2,685	$2,110